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FRIDAY JANUARY 14, 6:33 AM EASTERN TIME

COMPANY PRESS RELEASE

YOUBET.COM ANNOUNCES RESOLUTION OF LOS ANGELES INVESTIGATION

LOS ANGELES--(BUSINESS WIRE)--Jan. 14, 2000--Youbet.com, Inc. (Nasdaq:
UBET-news), the online live sporting event company focusing on horse racing, announced today that it has reached a civil resolution of the investigation by the Los Angeles County District Attorney and the Los Angeles Police Department.

Under the settlement, no issues of law or fact were determined and both Youbet.com and the Los Angeles County District Attorney acknowledged in their stipulation that "it is appropriate and in the interests of justice that there be a prompt and comprehensive civil resolution of the matter."

Youbet.com, which has always operated openly in full public view, believes that its activities in California have complied with all applicable laws and that it has exercised due care to assure such compliance, including reliance on advice of counsel.

As part of the settlement, Youbet.com agreed that until California law is clarified, it will only provide information services to its California subscribers and will not transmit their wagering instructions. Additionally, Youbet.com agreed to move from California certain equipment which might be considered to record wagering information. In connection with the settlement, Youbet.com disbursed a total of $1,308,250 consisting of $208,250 in cost reimbursements, $600,000 in civil payments, $300,000 in contributions to the Los Angeles County Education Foundation in support of computer education and $200,000 to the California Council on Problem Gambling.

"We are pleased to put the California matter behind us," said Robert M. Fell, Youbet.com's chairman and chief executive officer. "Youbet.com believes that its use of computers and internet-related communications facilities in connection with the storage and transmission of wagering data and instructions within the State of California raises untested questions of law and fact under California law which have not been adjudicated.

"When the legal environment is clarified in California and nationally, it is Youbet.com's intention to resume activities in California. The settlement enables Youbet.com to concentrate its energies on developing the You Bet Network, both in the United States and overseas, without the distraction of protracted and costly proceedings in California."

Youbet.com currently provides members the ability to watch and, in most states, the ability to wager on a wide selection of coast-to-coast thoroughbred and harness horse racing, via its exclusive closed-loop network. Youbet.com does not actually accept or place any wagers. Wagers are accepted and placed only by a state licensed wagering entity, currently the Ladbroke Pennsylvania facility.

Youbet.com's role in the wagering process is limited to transmitting information related to the wagers to the licensed wagering facility. Members have 24-hour access to the network's features, including live racing from a choice of more than 30 racetracks across the country, commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, and value added handicapping products.

For further information, visit www.youbet.com.

Forward-Looking Statements: This release may contain forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expense and other factors described in the Company's filing with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Note to Editors: You Bet is a registered trademark of Youbet.com, Inc. All other brands and products referenced herein are the trademarks or registered trademarks of their respective holders.